Registration No. 333-214779

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TD HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	45-4077653
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

139, Xinzhou 11th Street, Futian District
Shenzhen, Guangdong, PRC 518000

(Address of Principal Executive Offices)

China Commercial Credit, Inc.

2014 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Renmei Ouyang

139, Xinzhou 11th Street, Futian District

Shenzhen, Guangdong, PRC 518000

+86 (0755) 82792111

(Name and address of agent for service)

Copy to:

Mark Yue Li, Esq.
MagStone Law, LLP
293 Eisenhower Parkway, Suite 135
Livingston, NJ 07039
Telephone: (347) 934-9333
Facsimile: (347) 989-6327

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8 (Registration No. 333-214779) (the “Registration Statement”) of China Commercial Credit, Inc., a predecessor company of TD Holdings, Inc. (the “Company”). Pursuant to the Registration Statement, a total of 1,500,000 shares of common stock was registered under the China Commercial Credit, Inc. 2014 Equity Incentive Plan. The Company is filing this Post-Effective Amendment No. 2 to deregister all of the shares registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen City, Guangdong Province, PRC, on June 13, 2023.

TD HOLDINGS, INC.

By:	/s/ Renmei Ouyang
Renmei Ouyang
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Renmei Ouyang as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Post-Effective Amendment No. 2 to the Registration Statements on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Renmei Ouyang	Chief Executive Officer and	June 13, 2023
Renmei Ouyang	Chairwoman of the Board (principal executive officer)

/s/ Tianshi (Stanley) Yang	Chief Financial Officer	June 13, 2023
Tianshi (Stanley) Yang	(principal financial officer and Principal Accounting Officer)

/s/ Xiangjun Wang	Director	June 13, 2023
Xiangjun Wang

/s/ Heung Ming (Henry) Wong	Director	June 13, 2023
Heung Ming (Henry) Wong

/s/ Donghong Xiong	Director	June 13, 2023
Donghong Xiong